UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 2, 2011

SKYWEST, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road
St. George, Utah	84790
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(435) 634-3200

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In its regularly scheduled meeting held on August 2, 2011, the Board of Directors (the “Board”) of SkyWest, Inc. (the “Company”) accepted the resignation of Micheal K. Young from his position as a director of the Company.  Mr. Young resigned in order to pursue duties associated with his recent appointment as the President of the University of Washington.  In submitting his resignation, President Young did not indicate that he has any disagreement with the Company’s management or with its independent accountants.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In its regularly scheduled meeting held on August 2, 2011, the Board adopted Amended and Restated Bylaws of the Company (the “Amended Bylaws”), principally for the purpose of implementing a majority vote standard for the election of directors.  The Amended Bylaws became effective immediately upon their approval by the Board.  The principal revisions implemented by the Amended Bylaws are summarized below.

Section 3.3 of the Amended Bylaws provides that directors shall be elected by the vote of a majority of the votes cast with respect to each director, meaning that the number of shares voted “for” the election of a director must exceed the number of shares voted “against” the election of that director.  If the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at the meeting at which the election is held.  If a director is not elected by the vote of a majority of the shares voted in the election, the director must tender his or her resignation to the Board.  The Nominating and Corporate Governance Committee of the Board will then recommend to the entire Board whether or not such resignation should be accepted, and the Board will act on such recommendation and disclose its decision within 90 days of the date of the certification of the election results.

The Amended Bylaws also amend the process set forth in Section 2.12 for shareholder action by written consent in order to conform the procedure set forth in the Amended Bylaws to be consistent with recent changes to the Utah Revised Business Corporation Act.  Section 3.12 of the Amended Bylaws reflects the Board’s creation of an additional committee of the Board, designated as the Safety and Compliance Committee.

The above summary of the Amended Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws, as amended, filed as Exhibit 3.1 to this report and incorporated by reference into this Item 5.03.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

3.1   Amended and Restated Bylaws of SkyWest, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWEST, INC.

Dated: August 8, 2011	By	/s/ Eric Woodward
Eric Woodward, Chief Accounting Officer